Calculation of Filing Fee Tables
S-3
Toll Brothers, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities of Toll Corp.	457(r)				0.0001531
Fees to be Paid	4	Other	Guarantees of Debt Securities of Toll Corp.	457(r)				0.0001531
Fees to be Paid	5	Debt	Debt Securities of First Huntington Finance Corp.	457(r)				0.0001531
Fees to be Paid	6	Other	Guarantees of Debt Securities of First Huntington Finance Corp.	457(r)				0.0001531
Fees to be Paid	7	Debt	Debt Securities of Toll Brothers Finance Corp.	457(r)				0.0001531
Fees to be Paid	8	Other	Guarantees of Debt Securities of Toll Brothers Finance Corp	457(r)				0.0001531
Fees to be Paid	9	Other	Warrants	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.

[2]	See footnote 1.

[3]	See footnote 1.

[4]	The guarantees of debt securities will be issued by one or more of (i) each of the registrants named above and (ii) the registrants identified in the "Table of Additional Registrants" of the registration statement. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

[5]	See footnote 1.

[6]	See footnote 4.

[7]	See footnote 1.

[8]	See footnote 4.

[9]	See footnote 1.